(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

Exhibit 99.3

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Portrait Corporation of America, Inc.

We have audited the accompanying consolidated balance sheet of Portrait Corporation of America, Inc. and subsidiaries (the “Company”) as of January 29, 2006 and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of January 29, 2006, and the consolidated results of their operations and their consolidated cash flows for the year ended January 29, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company at January 29, 2006 had a working capital deficiency and a capital deficiency, and has incurred a substantial net loss for the year ended January 29, 2006. The Company anticipates that such conditions will continue in 2006. In addition, as discussed in Note 2, the Company is in default of certain obligations which were due on June 15, 2006 and does not have sufficient liquidity to meet these obligations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/ Eisner LLP

New York, New York
May 26, 2006

With respect to Note 2
June 15, 2006

Deloitte & Touche LLP
1100 Carillon Building
227 West Trade Street
Charlotte, NC 28202
USA

Tel: +1 704 887 1500
Fax: +1 704 887 1561
www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated statements of operations, shareholders’ deficiency and comprehensive loss, and cash flows of Portrait Corporation of America, Inc., and subsidiaries (the “Company”) for the year ended January 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of the Company during the year ended January 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

July 28, 2005

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(dollar amounts in thousands)

January 29,
2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,973
Accounts receivable	2,668
Inventories	12,344
Deferred income taxes
Prepaid expenses and other assets	4,364

Total current assets	27,349
PROPERTY AND EQUIPMENT:
Land and improvements	2,306
Buildings and improvements	13,893
Photographic, sales and finishing equipment	164,068
Studio improvements	28,095
Construction in progress	598

Total	208,960
Accumulated depreciation and amortization	(136,951)

Property and equipment, net	72,009
GOODWILL	53,046
OTHER INTANGIBLE ASSETS	135
DEFERRED FINANCING COSTS, NET	8,605
OTHER ASSETS	166

TOTAL ASSETS	$161,310

See notes to consolidated financial statements.

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (continued)
(dollar amounts in thousands)

January 29,
2006
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Short-term borrowings	$21
Current portion of long-term debt	274,934
Accounts payable—trade	30,658
Accrued insurance	5,193
Accrued income taxes	1,930
Accrued compensation	5,257
Accrued interest	11,893
Other accrued liabilities	16,165

Total current liabilities	346,051
LONG-TERM DEBT
DEFERRED INCOME TAXES
OTHER LIABILITIES	5,079

TOTAL LIABILITIES	351,130
COMMITMENTS AND CONTINGENCIES
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.01 par value at January 29, 2006 and January 30, 2005 (authorized—200,000 shares; outstanding—15,000 shares)	15,000
SHAREHOLDERS’ DEFICIENCY:
Common stock, $0.01 par value at January 29, 2006 and at January 30, 2005 (authorized—20,000,000 shares; issued and outstanding at January 29, 2006 and January 30, 2005 —2,294,352 shares)	23
Warrants to purchase Series A redeemable convertible preferred stock (issued and outstanding—287)	642
Warrants to purchase common stock (issued and outstanding—306,610)	2,947
Additional paid-in capital	24,104
Deferred compensation	(182)
Accumulated deficit	(232,675)
Accumulated other comprehensive income/(loss)	321

Total shareholders’ deficiency	(204,820)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$161,310

See notes to consolidated financial statements.

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands)

	Fiscal Year Ended

	January 29,	January 30,
	2006	2005
SALES	$325,516	$323,553
COST OF SALES	268,747	258,396

GROSS PROFIT	56,769	65,157
GENERAL AND ADMINISTRATIVE	51,471	47,669

INCOME FROM OPERATIONS	5,298	17,488
INTEREST INCOME	25	8
INTEREST EXPENSE	(38,785)	(32,467)

EARLY EXTINGUISHMENT OF DEBT	(980)	—

(LOSS) INCOME BEFORE INCOME TAXES	(34,442)	(14,971)
INCOME TAX (PROVISION)	—	(14,769)

NET (LOSS) INCOME	$(34,442)	$(29,740)

See notes to consolidated financial statements.

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIENCY AND
COMPREHENSIVE INCOME (LOSS)
(dollar amounts in thousands)

											Accumul-
											ated
			Warrants to Purchase								Other
			Series A Redeemable								Compre-	Total
			Convertible Preferred		Warrants to Purchase		Additional	Deferred		Comprehensive	hensive	Share-
	Common Stock		Stock		Common Stock		Paid-In	Comp-	Accumulated	Income	Income	holders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	ensation	Deficit	(Loss)	(Loss)	Deficiency
BALANCE, FEBRUARY 1, 2004	2,294,352	459	287	642	306,610	2,947	23,668	(333)	(168,493)		(34)	(141,144)
Comprehensive loss:
Net loss									(29,740)	$(29,740)		(29,740)
Foreign currency translation adjustment, net of tax										(234)	(234)	(234)
Total comprehensive loss										$(29,974)
Amortization of deferred compensation								77				77
Effect of merger and reincorporation		(436)					436

BALANCE, JANUARY 30, 2005	2,294,352	23	287	642	306,610	2,947	24,104	(256)	(198,233)		(268)	(171,041)
Comprehensive loss:
Net loss									(34,442)	$(34,442)		(34,442)
Foreign currency translation adjustment, net of tax										589	589	589
Total comprehensive loss										$(33,853)
Amortization of deferred compensation								74				74

BALANCE, JANUARY 29, 2006	2,294,352	$23	287	$642	306,610	$2,947	$24,104	$(182)	$(232,675)		$321	$(204,820)
See notes to consolidated financial statements.

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in thousands)

	Fiscal Year Ended

	January 29,	January 30,
	2006	2005
OPERATING ACTIVITIES:
Net income (loss)	$(34,442)	$(29,740)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	14,101	12,818
Amortization of deferred financing costs	2,073	1,643
Paid-in-kind interest	7,661	6,538
Early extinguishment of debt	980	—
Amortization of debt discounts	614	614
Amortization of deferred compensation	74	77
Provision for deferred income taxes	—	13,440
Loss on disposal of property and equipment	1,210	1,356
Changes in assets and liabilities which provided (used) cash:
Accounts receivable	113	(163)
Inventories	(905)	797
Prepaid expenses and other assets	(1,301)	324
Other non-current assets	(39)	7
Accounts payable—trade	(5,521)	12,512
Accrued expenses	1,383	787
Accrued interest	1,516	180
Other current accrued liabilities	1,698	3,894
Other non-current accrued liabilities	236	(836)

NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES	(10,549)	24,248

INVESTING ACTIVITIES:
Purchases of property and equipment	(12,934)	(21,382)
Purchase of Hometown Threads®	—	(1,140)
Proceeds from disposal of property and equipment	4	—

NET CASH USED IN INVESTING ACTIVITIES	(12,930)	(22,522)

See notes to consolidated financial statements.

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(dollar amounts in thousands)

	Fiscal Year Ended

	January 29,	January 30,
	2006	2005
FINANCING ACTIVITIES:
Proceeds from issuance of senior notes	50,000	—
Increase in borrowings under senior secured credit facility	53,600	78,800
Repayment of senior secured credit facility and capital lease obligations	(82,619)	(69,859)
Repayment of installment purchase agreement	(163)	(228)
Deferred financing cost	(4,595)	—
Issuance of common stock	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	16,223	8,713

EFFECT OF EXCHANGE RATE CHANGES ON CASH	51	(81)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(7,205)	10,358
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	15,178	4,820

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,973	$15,178

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$27,025	$23,435

Income taxes paid	$286	$293

NONCASH OPERATING, INVESTING AND FINANCING ACTIVITIES:
Service contract acquired under installment purchase agreement	$—	$—

Property and equipment acquired under installment purchase agreement	$—	$—

Property and equipment acquired under capital lease	$—	$60

Paid-in-kind interest capitalized	$7,661	$6,538

See notes to consolidated financial statements.

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollar amounts in thousands, except share data, per share data and where noted)

1. Description of Business and Summary of Significant Accounting Policies

     Description of Business—Portrait Corporation of America, Inc. and its subsidiaries (the “Company”) are engaged in the sale and processing of professional color portraits of children, adults and families. The Company is a voluntary registrant with the U.S. Securities and Exchange Commission. The Company operates portrait studios within Wal-Mart stores and Supercenters in the United States (“U.S.”), Canada, Mexico, Germany and the United Kingdom (“U.K.”). The Company also operates a modular traveling business providing portrait photography services in additional retail locations and to church congregations and other institutions.

     Principles of Consolidation—The consolidated financial statements include the accounts of Portrait Corporation of America, Inc. and its subsidiaries (see list of subsidiaries on Exibit 21.1). All significant inter-company balances and transactions have been eliminated in consolidation.

     Fiscal Year—The Company’s fiscal year ends on the Sunday nearest the end of January. The fiscal years 2005 and 2004 ended January 29, 2006 and January 30, 2005. The Company’s fiscal quarters are generally thirteen-week periods. In 53-week years, the fourth quarter has fourteen weeks.

     Concentrations:

     Source of Revenue—Approximately 97% and 96% of sales for the fiscal years 2005 and 2004, respectively, were derived from sales at permanent and traveling portrait studios located in Wal-Mart stores. These studios are operated under agreements with Wal-Mart in the U.S., Canada, Mexico, Germany, and the U.K. that commit the Company to a percentage-of-sales commission payable to Wal-Mart. The agreements can be terminated or suspended by Wal-Mart for various reasons, some of which are beyond the Company’s control.

     Source of Supply—The Company purchases substantially all of its photographic film, paper, and processing chemistry from two suppliers. Agreements with these suppliers were reached in January 2006 and expire in July 2007. Although there are a limited number of manufacturers of these products, management believes other suppliers could provide similar products. (See Note: 10)

     Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Significant estimates include, but are not limited to, deferral of costs related to undelivered portraits, worker’s compensation and general property and casualty liability insurance reserves, useful lives of property and equipment, potential and asserted tax claims and the valuation allowance for deferred tax assets. Actual results could differ from those estimates.

     Foreign Currency Transactions—Assets and liabilities of foreign operations are translated into U.S. dollars at the exchange rate in effect on the balance sheet date, while income and expense accounts are translated at the average rates in effect during each fiscal period. Gains and losses on foreign currency transactions are included in the determination of net income (loss) for the period and are included in general and administrative expenses. The Company recognized a foreign currency transaction loss of $0.3 million in fiscal 2005 and a gain of $0.7 million in fiscal 2004.

     Cash and Cash Equivalents—The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

     Accounts Receivable—There was no allowance for doubtful accounts at January 29, 2006 as substantially all accounts receivable relate to amounts to be remitted by credit card processing companies and management has a high level of assurance these amounts will be collected.

     Inventories—Inventories include photographic film, paper, processing chemistry, photographic and sales supplies, add-on merchandise, and work-in-progress on undelivered portraits which are valued at the lower of cost or market, cost being determined on an average cost basis.

     Property and Equipment—Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. A summary of estimated useful lives is as follows:

Land improvements	10 to 30 years
Buildings and improvements	10 to 55 years
Photographic, sales and finishing equipment	3 to 15 years
Studio improvements	3 to 10 years

     Construction-in-progress represents short-term capital projects such as camera, background, and lighting system construction. Depreciation of these assets begins at the time the projects are completed and placed into service.

     Maintenance and repairs are charged to expense as incurred. When properties are disposed, the related costs and accumulated depreciation are removed from the respective accounts and any gain or loss is credited or charged to income.

     Depreciation and amortization expense for all property and equipment for fiscal years ended January 29, 2006 and January 30, 2005 was $14.1 million and $12.8 million, respectively.

     Impairment of Long-Lived Assets—The Company evaluates the carrying value of long-lived assets, excluding goodwill, when circumstances indicate the carrying value of those assets may not be fully recoverable in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Company evaluates the recoverability of long-lived assets held for use by comparing the net carrying value of an asset group to the estimated undiscounted future cash flows (excluding interest) during the remaining life of the asset group. If such an evaluation indicates that the future undiscounted cash flows of certain long-lived asset groups are not sufficient to recover the carrying value of such asset groups, the assets are then adjusted to their fair values. There was no impairment in fiscal 2005 and 2004.

     Goodwill— SFAS No. 142 “Goodwill and Other Intangible Assets.” requires the use of a non-amortization approach to account for purchased goodwill and certain intangible assets with indefinite useful lives. Goodwill is assessed at least annually or more frequently when events or circumstances indicate that impairment might have occurred.

     In evaluating goodwill for impairment, the Company compares the fair value of its retail reporting unit, where all of the goodwill is recorded, to the carrying value of this reporting unit. If the fair value of the reporting unit is less than the carrying value of the reporting unit, the Company compares the implied fair value of reporting unit goodwill with the carrying value of the goodwill. If the carrying value of the reporting unit goodwill exceeds the implied fair value of that goodwill, the Company would recognize an impairment in an amount equal to that excess.

     Deferred Financing Costs—Deferred financing costs consist primarily of fees and expenses incurred in obtaining long-term financing. The deferred costs are amortized over the life of the associated debt, ranging from 4 to 8 years. Accumulated amortization as of January 29, 2006 totaled $5.1 million.

     Insurance—The Company is self insured for employee health benefits and participates in large deductible insurance plans relating to workers’ compensation and general property and casualty liabilities. The Company has stop-loss coverage to limit the exposure arising from these claims. Losses for claims filed and claims incurred but not reported are accrued based upon the Company’s estimates of the aggregate liability for uninsured claims incurred using actuarial assumptions followed in the insurance industry and the Company’s historical experience.

     Postretirement Benefits—The Company sponsored a postretirement health care plan for certain retirees and employees. During fiscal 2004, the Board of Directors of the Company passed a resolution to terminate this plan. Prior to the termination, the Company measured the cost of its obligations based on actuarial assumptions. This benefit was accrued and covered a very small portion of the Company’s base of employees and retirees. The accrual of $1.1 million was released to income during fiscal 2004 as a result of the termination and is recorded as a reduction in general and administrative expenses in the consolidated statement of operations.

     Revenue Recognition and Deferred Costs—Sales are recorded when portraits and/or other merchandise are delivered to customers. Costs incurred relating to portraits processed, or in process, are deferred and included in inventory as incurred and expensed when the related photographic sales are recognized. Deposits made by customers on portraits not yet delivered are recorded in other current accrued liabilities on the consolidated balance sheet and were $7.1 million as of January 29, 2006.

     Cost of Sales—Cost of sales is comprised of the following components: (1) materials and supplies needed for photography and sales, including film and equipment depreciation; (2) the cost to produce portraits, including freight, direct labor, depreciation and management of photography and production facilities; (3) the production of directories for churches and other institutions and commissions paid to the host store; and (4) the labor and commissions paid to employees for all phases of customer acquisition, photography and sales processes, associated payroll taxes, related benefits and travel.

     Advertising—Costs associated with advertising are charged to operations at the time the advertisement is first distributed. Advertising expenses were $14.4 million and $16.3 million for the years ended January 29, 2006 and January 30, 2005, respectively.

     Studio Pre-opening Costs—Costs of opening new retail studios are charged to operations as incurred.

     Income Taxes—Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss and tax credit carry-forwards as well as differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided against deferred tax assets if, based on the weight of available evidence, the Company determines that it is more likely than not those assets will not ultimately be realized. In addition the Company evaluates the need for recording of income tax liabilities under the guidance espoused in SFAS No. 5, “Accounting for Contingencies.”

     Stock-Based Compensation—Prior to fiscal 2003, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation expense relating to stock options granted to employees was recorded only if the current fair value of the underlying stock exceeded the exercise price on the date of grant.

     During the fourth quarter of fiscal 2003, the Company elected to adopt the fair value based employee stock-based compensation expense recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123 states the adoption of the fair value based method is a change to a preferable method of accounting.

     Under the prospective transition provisions of SFAS No. 123, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” the Company adopted the fair value method effective as of the beginning of the year in which the decision was made, or February 3, 2003. Prior awards will continue to be accounted for under the intrinsic value method.

     The adoption of the fair value based method decreased income from operations by $74 and $77 in fiscal 2005 and 2004, respectively. The pro forma results disclosed for the current year differ from the actual results, because under APB Opinion No. 20, “Accounting Changes,” the pro forma results are computed as if SFAS No. 123 had been applied for all periods, whereas, the accounting under the provisions of SFAS No. 123 is applied only to awards granted on or subsequent to February 3, 2003.

     Employee stock-based compensation expense determined using the fair value based method of SFAS No. 123 applied prospectively is not necessarily indicative of expected compensation expense , as non-vested awards issued to employees prior to February 3, 2003, were accounted for using the intrinsic value based provisions of APB Opinion No. 25.

     As required by SFAS No. 123, the Company provides pro forma net income disclosures for employee stock option grants as if the fair-value-based method as defined in SFAS No. 123 had been applied for all stock-based awards since fiscal 1995. The Company’s net income as reported and the pro forma amounts are indicated below:

	For the Fiscal Year Ended

	January 29,	January 30,
	2006	2005
Net income (loss):
As reported	$(34,442)	$(29,740)
Recorded stock compensation expense	74	77
Pro forma stock compensation expense	(92)	(108)

Pro forma net income (loss)	$(34,460)	$(29,771)

     In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (SFAS 123(R)) which replaces SFAS 123 and supersedes APB Opinion No. 25. Under the provisions of SFAS 123(R), companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award beginning the first interim period after December 15, 2005 and accordingly will be adopted by the Company in the first quarter of fiscal year 2006. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. SFAS 123(R) requires that compensation expense be recognized for the unvested portions of existing options granted prior to its effective date and the cost of options granted to employees after the effective date based on the fair value of the stock options at grant date. The impact of adoption of SFAS 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

     As of January 29, 2006 there was $.02 million of total unrecognized compensation costs related to unvested stock options granted under the Company’s stock option plans prior to the adoption of SFAS 123(R). The cost is expected to be recognized over the 1.2 year weighted-average remaining contractual life. The total fair value of shares vested during fiscal 2005 was nominal.

     Fair Value of Financial Instruments—The Company is required to disclose in its consolidated financial statements the fair value of all financial instruments, including assets and liabilities both on and off the balance sheet, for which it is practicable to estimate such fair value. Fair value methods, assumptions and estimates for the Company are as follows:

     • Cash and cash equivalents, accounts receivable, prepaid expenses, short-term borrowings, accounts payable—trade and accrued expenses—the carrying amount approximates fair value because of the short maturity of these instruments.

     • Non-current liabilities—the carrying amount approximates fair value as such amounts represent long-term workers’ compensation obligations and long-term occupancy obligations.

     Related Party Transactions—The Company paid a consulting fee of $150,000 to a partner of its principal shareholder in fiscal 2005 and reimbursed its principal shareholder for certain expenses incurred by the shareholder on behalf of the Company for the years ended January 29, 2006 and January 30,2005 in the amounts of $225,000, and $31,000 respectively.

     Impact of Newly Issued Accounting Standards— In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS 151 amends ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) should be recognized as current period charges. In addition, SFAS 151 requires that allocation of fixed production overhead to the cost of conversion be based on the normal capacity of the production facilities. The provision of SFAS 151 shall be effective for the Company beginning on January 30, 2006. The Company believes that the adoption of SFAS 151 will not have a material effect on its financial statements.

     SFAS No. 153 addresses the measurement of exchanges of non-monetary assets. It eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of an entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005 and is not expected to have a significant impact on the Company’s financial statements.

          In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, — a replacement of APB Opinion No. 20 and FASB Statement No. 3”. This Statement establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. The provisions of this Statement are effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not believe that the adoption of this Statement in 2006 will have a material impact on the Company’s financial position or results of operation.

2. Operations, Liquidity and Other Matters

     As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $34.4 million for the year ended January 29, 2006 and at January 29, 2006 the Company’s current liabilities exceeded its current assets by $318.7 million (see below) and we reported a shareholders’ deficiency of $204.8 million. In addition, the Company had past due trade accounts payable, other than those owed to AgfaPhoto USA, of $6.8 million and $7.8 million as of January 29, 2006 and January 30, 2005, respectively. These trade accounts payable averaged approximately 28 days and 30 days past due as of January 29, 2006 and January 30, 2005, respectively.

     As of January 29, 2006 the Company had approximately $274.9 million aggregate principal amount of indebtedness outstanding. The Company was not in compliance with the terms of certain covenants under various loan agreements. The Company has received temporary waivers from its debt holders, but there can be no assurance that the Company will comply with these covenants or the noteholders will extend the waivers for an additional period during 2006. As a result, substantially all the debt has been classified as a current liability.

     On July 15, 2005, the Company issued $50 million in 14% senior secured notes due 2009, entered into a senior secured revolving credit facility that will provide for revolving loans of up to $10.0 million in the aggregate and entered into a separate letters of credit facility, which will provide for the Company’s letter of credit needs, of up to $20.0 million. As of June 12, 2006 we have no availability under our revolver and $5.7 million on our letters of credit.

     The Company’s total indebtedness to AgfaPhoto is approximately $22.8 million. Approximately $2.1 million is on open account and is currently due and payable. Approximately $20.7 million is subject to a letter agreement dated June 15, 2005 in which AgfaPhoto agreed, under certain conditions, to defer any collection action until June 15, 2006. Further, AgfaPhoto has agreed to subordination terms with respect to other debt of the Company that effectively limits AgfaPhoto’s ability to collect any of the $22.8 million as a secured creditor. On June 15, 2006 the Company’s standstill agreement with AgfaPhoto USA ended. In that agreement, AgfaPhoto USA agreed that it would not take any action to collect certain amounts owed by us for photographic paper, film and chemicals purchased from AgfaPhoto USA . The Company has asked AgfaPhoto USA to extend this agreement to September 30, 2006. While AgfaPhoto USA has stated that it would request such an extension from the bankruptcy trustee of its parent company in Germany, there can be no assurance that such an extension will be given. Also, to date, AgfaPhoto USA has been working with the Company to resolve amounts owed to them, but there can be no assurance that AgfaPhoto USA will not institute legal action to collect such amounts.

Each of the Senior Notes and Senior Subordinated Notes contain cross-default provisions that can be triggered in the event the agent, trustee, or holders, as applicable, should exercise their rights to accelerate the due date of principal and interest under any one of such notes or the prior senior secured credit facility.

                   On June 15, 2006, the Company did not make an interest payment in the amount of $687,500 due on its 13 3/4% Senior Subordinated Notes Due 2010 (the “Notes”). The 30-day grace period for payment of such interest expired on June 14, 2006. As a result, an event of default occurred with respect to the Notes, which default also causes a cross-default under the Company’s credit agreement with its senior lender. The Company is currently in discussions with the holders of the Notes and its senior lender regarding obtaining a forbearance or similar agreement with respect to this interest payment. In the event that an agreement is not reached with the holders of the Notes and the Company’s senior lender, such holders or senior lender will have the right to submit a notice to the Company declaring all principal and interest and other amounts due in respect of the Notes immediately due and payable. While the Company is hopeful that such discussions will be resolved favorably, no assurances can be given that any such agreement will be reached.

Management’s Plan

     The Company’s ability to meet its contractual obligations to AgfaPhoto and its long-term debt and trade creditors, is dependent upon the forbearance of its creditors and its ability to achieve the following objectives, or some combination thereof: (a) improve operating performance based on the initiatives discussed below, (b) amend its deferred payment agreement with AgfaPhoto on terms favorable to the Company, (c) seek additional funds from external sources or restructure its existing debt obligations, and/or (d) continue, when possible, to extend vendors payable beyond usual payment terms. While management believes the Company’s operating performance will improve, there can be no assurance that the Company will be successful in implementing any of these initiatives.

     The Company’s funding needs for fiscal 2006 and beyond depend on many factors, including the Company’s ability to successfully implement measures to improve its performance. In order to address the significant decline in same store sales and corresponding cash flow that occurred in the Company’s U.S. Wal-Mart permanent studios, management has implemented several initiatives designed to increase same studio sales, maintain increased customer order size, increase customer traffic, and reduce operating costs. Examples of these are:

-	Reorganizing field operations management to put an emphasis on training and retaining studio personnel to include a renewed emphasis on photographer certification;

-	instituting a new bonus program for our field associates and a new PCA Partner program to recognize superior performance;

-	launching new marketing initiatives, including selected coordinated marketing efforts with Wal-Mart, increased customer direct mailing programs and inclusion in Wal-Mart’s advertising circulars;

-	Changing our studio hours to better serve our customers’ demand (this change was based on a detailed study of our sales by hour);

-
re-introducing a mid-tier price point in our package offers in order to promote customer trade ups and changing our backend packages to increase their value and provide more order flexibility to our customers;

-	increasing our average front end collection rates on custom ordered portraits which studies have shown correlate to increased final collection rates;

-	looking at our business more qualitatively using focus groups, customer surveys, market testing, etc. to ensure we understand our customers’ needs and address those needs;

-
more controlled and focused growth with Wal-Mart — working closely with Wal-Mart in fiscal 2005, we opened 176 permanent studios but closed 85 in recognition of the fact that a more selective studio openings schedule better meets both parties objectives;

-	disciplined expansion internationally — we believe Canada and Mexico provide an attractive platform for international growth and we are assessing the viability of our European operations;

-
disciplined expansion into non-portrait photography related concepts — with the opening of 12 Fun Factory locations in Wal-Mart, we have the opportunity to expand our presence in Wal-Mart stores with this child-centered, value-priced concept;

-	critically evaluating all our operations, support and administrative functions, for cost saving opportunities; and

-	evaluating all business channels for strategic importance and profit contribution and ceasing to operate non-contributing channels.

          Adverse business conditions the Company has experienced requires the Company to seek additional funds from external sources or restructure its existing obligations in order to meet its liquidity requirements. The Company has no current arrangements with respect to sources of additional financing, and our covenants under our current credit facilities restrict our ability to incur more debt. There is no assurance that the Company will generate sufficient cash flow from operations to service its debt or meet its other obligations or be successful in restructuring its debt . In the event of a failure to do so, the Company may be forced to file for bankruptcy protection. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to recorded asset amounts or the amount of liabilities which might be necessary as a result of this uncertainty. Additional risks related to the Company’s ability to generate cash from operations and to its substantial indebtedness are discussed under “Item 1A., Risk Factors” in this report.

     While management believes its plan as described above to mitigate its decline in same store sales and liquidity and to satisfy its obligations is reasonable, its ultimate success will depend on the extent to which the Company’s Board of Directors and management are able to achieve one or more elements of the strategy described above. The Company cannot give assurance that these strategies will ultimately prove successful, because they are subject to a number of risks and uncertainties beyond the control of the Company, including those discussed under “Item1A., Risk Factors.”

     Foreign Tax Claims

     The tax claim against the Company’s Mexican subsidiary was settled during the fourth quarter of fiscal 2005 for $1.9 million. During fiscal 2005, Revenue Canada asserted a claim against our Canadian subsidiary relating to transfer pricing for goods and services rendered by our U.S. parent company. The claim related to fiscal years 2000 through 2004 and we are currently challenging this claim and have retained Canadian legal counsel and PriceWaterhouseCoopers to assist us in this process. Management believes this claim can be settled favorably and will not materially impact the Company, but can give no assurance that this will be the case.

     Defaults under Debt Agreements

     The Company was previously in default of covenants requiring the delivery of its financial statements within 90 days following its fiscal year end that were contained in its prior Senior Secured credit facility agreement (as amended) and agreements related to its Senior Subordinated Discount Notes and its Senior Subordinated Notes. These credit facilities require the delivery of audited financial statements, without an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern, within 90 days after the end of each fiscal year. With the issuance of the Company’s financial statements for the fiscal year ended January 30, 2005 on July 28, 2005, the Company cured these defaults.

     The Company was previously in default of the covenant contained in the indenture agreement for its Senior Notes and Senior Secured Notes that requires the Company to timely file all quarterly, annual and current reports with the U.S. Securities and Exchange Commission (“SEC”). The Company did not timely file its Annual Report on Form 10-K for the fiscal year ended January 30, 2005, its Quarterly Report on Form 10-Q for the thirteen weeks ended May 1, 2005, or its Quarterly Report on Form 10-Q for the thirteen weeks ended October 30, 2005. In addition, the Company did not make timely filings on Form 8-K with regard to its hiring of R. David Alexander, on November 2, 2005, as Chairman, President and Chief Executive Officer of the Company, its entry into an amended and restated license agreement with Wal-Mart Canada dated January 1, 2006 and its agreement to pay John Klein, a director of the Company and principal of Jupiter Partners, for services rendered to the Company for the period December 2004 through January 2006. The Company had a period of sixty (60) days following notice from either the Trustee of the Senior Notes or Senior Secured Notes or the holders of 25% of the principal amount of the Senior Notes or Senior Secured Notes to cure such defaults. Notice was received regarding the failure to timely file its Quarterly Report on Form 10-Q for the thirteen weeks ended October 30, 2005. All the defaults described previously were subsequently cured.

     The Company is in default of the covenants contained in its Senior Notes and Senior Secured Notes relating to delivery of audited financial statements and timely filing of reports with the SEC described above for its fiscal year ended January 29, 2006. The Company has a period of sixty (60) days following notice from either the Trustee of the Senior Notes or Senior Secured Notes or the holders of 25% of the principal amount of these Notes to cure this default. Notice was received on May 22, 2006 relating to this default. Additionally, we were in default of covenants contained in our Senior Notes and Senior Secured Notes requiring the delivery of our audited financial statements within 90 days after the end of the fiscal year, without an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. On June 20, 2006, the Company entered into the Third Amendment to Credit Agreement, Waiver, Consent and Forbearance Agreement with its Senior Lender. This agreement provides, among other things, that the Senior Lender waives the requirements to deliver audited financial statements or that such statements will not contain “going concern” language.

3. Debt

     Below is a summary of our short term debt as of January 29, 2006.

		Face		Outstanding
Date		Value	Discount	Amounts	Interest	Maturity
Issued	Description	(Million)	(Million)	(Millions)	Rate	Date
6/27/02	Sr. Notes Unsecured (1)	$165.0	$1.5	$163.5	11.875%	8/1/09
6/27/02	Sr. Subordinated Notes (2)	$10.0	$.2	$9.8	13.75%	6/27/10
6/27/02	Sr. Subordinated Discount Notes (3)	$52.3	$.7	$51.6	16.5%	6/27/10
7/15/05	Sr. Secured Notes (4)	$50.0		$50.0	14.0%	6/1/09
7/15/05	Revolving Credit (5)	$10.0			Floating	5/1/09
7/15/05	Letters of Credit (5)	$20.0			Floating	5/1/09
	Total Short Term Debt	$307.3	$2.4	$274.9

(1)	Redeemable at the Company’s option at the greater of 101% or make–whole premium plus accrued and unpaid interest.

(2)	Interest payable semi-annually in arrears.

(3)	$30 million face value, interest added to principal through 6/27/07. Thereafter interest payable in cash semi-annually in arrears.

(4)	Interest payable monthly.

(5)
Interest payable monthly at a floating rate of 5.0% over the prime or LIBOR rate until July 30, 2006. Thereafter, interest is at a floating rate of 1.75%-3.00% or 3.75%-5.00% over prime or LIBOR respectively. Borrowing may be limited based on the Company’s trailing twelve months EBITDA.

     The debt facilities contain various covenants which may limit or restrict the incurrence of indebtedness, the creation of liens, mergers, consolidations, transactions with affiliates, amendments to material agreements, investments, dividends and asset sales by the Company. We are also subject to customary financial covenants including a fixed charge coverage ratio requirement.

     The Company’s debt obligations at January 29, 2006 are summarized as follows:

January 29, 2006
Senior Notes, net of discount	$163,555
Senior Secured Credit Facility	50,000
Senior Subordinated Notes (Opco Notes), net of discount	9,778
Senior Subordinated Discount Notes (Parent Notes), net of discount	51,588

January 29, 2006
Other	34

Total debt	274,955
Less—current portion of long-term debt	21

Long-term debt	$274,934

     The Company’s scheduled contractual debt maturities for the next five fiscal years and thereafter are as follows:

2006	21
2007	—
2008	—
2009	215,000
2010 and thereafter	62,266

Total debt maturities	277,287
Debt discounts	(2,332)

Total debt	$274,955

4. Derivative Instruments

     Series A Redeemable Convertible Preferred Stock

     In connection with a 1999 recapitalization, the Company issued $15 million of its Series A preferred stock for net cash proceeds of $14.9 million. On December 9, 2002, the shareholders approved modifications to the provisions of the Series A preferred stock. On December 20, 2002 restated articles of incorporation were filed modifying the liquidation and redemption provisions of the Series A preferred stock. The redemption of the Series A preferred stock by the Company will be at the option of the holders of the preferred stock, rather than being mandatorily redeemable on April 30, 2011. The redemption price of the Series A preferred stock and the amount payable upon certain extraordinary events will be $1,000 per share plus all declared and unpaid dividends, rather than the greater of $1,000 per share or the fair market value of the common stock into which the Series A preferred stock is convertible plus all declared and unpaid dividends. As a result of the change in these provisions, the Company has determined the embedded derivative in the Series A preferred stock no longer meets the requirements for bifurcation and separate accounting under the provisions of SFAS No. 133.

5. Inventories

     The components of inventory are comprised of the following:

January 29,
2006
Photographic developing materials	$4,552
Photographic supplies	5,528
Sales supplies	1,265
Repair parts	999
Total Inventory	$12,344

6. Other Accrued Liabilities

     Other accrued liabilities are comprised of the following:

January 30,
2006
Accrued taxes other than income	1,217
Other accrued expenses	4,968
Deferred revenue	2,917
Customer deposits	7,063

Total other accrued liabilities	$16,165

7. Other Liabilities

     Other liabilities are comprised of the following:

January 30,
2006
Accrued interest	$790
Long-term portion of workers’ compensation obligations	4,158
Long-term occupancy obligations	131

Total other liabilities	$5,079

8. Income Taxes

     Portrait Corporation of America, Inc. and its domestic subsidiaries file a consolidated federal income tax return. The components of income tax (provision) benefit are as follows:

	Fiscal Year Ended

	January 29,	January 30,
	2006	2005
Current:
Federal	$—	$—
State	—	—
Foreign	—	(1,329)

Total current	—	(1,329)

Deferred:
Federal	9,081	2,229
State	1,952	678
Foreign	41	1,001
Valuation allowance change	(11,074)	(17,348)

Total deferred	—	(13,440)

Total (provision) benefit	$—	$(14,769)

     For the years ended January 29, 2006 and January 30, 2005, the provision for income taxes differs from the amount of income tax determined by using the applicable U.S. statutory rate. The determination of the Company’s provision for income taxes requires significant judgment and the use of estimates to interpret and apply complex international and domestic tax laws. Reserves are established when, despite management’s belief that the Company’s tax return positions are fully supportable, management believes certain positions may be successfully challenged. The consolidated tax provision includes the impact of changes to accruals that are considered appropriate, as well as the related net interest and penalties, if applicable. When facts and circumstances change, these reserves are adjusted through the provision for income taxes. As of January 29, 2006, the Company had accrued $1.7 million for probable liabilities resulting from possible tax assessments by various taxing authorities.

     A reconciliation of the amount computed by applying the U.S. statutory federal income tax rate to income before income taxes of the Company to the consolidated income tax (provision) benefit follows:

	For the Fiscal Year Ended
	January 29,		January 30,
	2006		2005
	Amount	Percent	Amount	Percent
Tax (provision) benefit at U.S. statutory federal rates	$11,710	34%	$5,090	34%
Expenses not deductible	34	(1)	(197)	(1)
State income tax (provision) benefit, net of federal income tax (provision) benefit	1,268	4	447	3
Additional foreign subsidiary taxes	(1,488)	—	(1,941)	(13)
Non-deductible interest	(959)	(3)	(820)	(5)
Valuation allowance	(11,074)	(36)	(17,348)	(117)
Release of tax reserves	269	1

Other	240	1	—	—

Total (provision) benefit	$0	0%	$(14,769)	(99)%

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at January 29, 2006 are as follows:

January 29,
2006
Deferred tax assets:
Current:
Inventory, principally due to obsolescence reserve	$242
Workers’ compensation accrual	1,271
Deferred revenue	1,507
Other	630
Valuation allowance	(2,807)

Net current deferred tax assets	843

Non-current:
Alternative minimum tax and other tax credits	1,333
Net operating loss carry-forward (federal, state, foreign)	26,191
Intangibles	(147)
Stock option, principally due to compensation element	803
Interest expense deferred for tax	6,118
Workers’ compensation accrual	1,935
Other	60
Valuation allowance	(25,692)

Net non-current deferred tax assets	10,601

Total deferred tax assets	11,444
Deferred tax liabilities:
Current:
Prepaid expenses	(843)
Non-current:
Plant and equipment, principally due to differences in depreciation	(10,601)

Total deferred tax liabilities	(11,444)

Net deferred tax assets	$0

     For the fiscal year ended January 29, 2006, a valuation allowance was provided against the deferred tax assets since management concluded it was more likely than not that such deferred tax assets would ultimately not be realized.

     At January 29, 2006, the Company had gross U.S. federal, foreign and state net operating loss carry-forwards of approximately $57 million, $12 million and $6 million, respectively, expiring in various amounts beginning 2010 through 2025. Additionally, the Company has minimum tax credit carry-forwards with indefinite expiration of approximately $1 million.

9. Employee Benefits

     The Company has a profit sharing plan with annual discretionary contributions by the Company as directed by the Board of Directors for all employees who meet certain eligibility requirements. The Company made no contributions in fiscal 2005 or fiscal 2004.

     The Company also sponsors a 401(k) plan for all employees. Employees may elect to contribute up to seventy-five percent of their gross wages. The Company did not contribute to this plan in fiscal 2005 and 2004.

     The Company previously provided health and life insurance benefits, effective February 1, 1992, to those persons already retired on February 1, 1992 and to those employees who were 55 years of age with 5 years of service on February 1, 1992. On June 29, 2004, the Board of Directors of the Company passed a resolution to terminate this plan. As a result of this termination, the Company recognized a reduction in the accrued benefit cost for this plan and a corresponding reduction in general and administrative expenses of $1.1 million, representing a reversal of future costs accrued under the plan.

10. Commitments and Contingencies

     The Company is committed under lease arrangements covering certain computer and office equipment. The approximate minimum rental payments under existing non-cancelable leases with initial or remaining terms of more than one year at January 29, 2006 are as follows:

	Operating	Capital
Fiscal Year	Leases	Leases
2006	874	24
2007	391	13
2008	167	—
2009	21	—
2010	0	—
2011	0	—

Total	$1,453	$37

Less amounts representing interest		3

Total principal on capital leases		$34

     Certain of the Company’s operating lease agreements have renewal options. Rental expense for all operating leases was $1.8 million and $1.7 million for the fiscal years ended January 29, 2006 and January 30, 2005, respectively.

     Effective January 1, 2006, the Company has agreed to purchase 100% of its North American requirements for color negative film from Kodak during the period beginning January 1, 2006 and ending June 30, 2007, except that the Company may purchase up to 1% of its North American requirements for film from other vendors for testing and evaluation. The Company has agreed to purchase a minimum number of rolls of color negative film from Kodak during the period. In the event the Company fails to purchase a minimum number of rolls of film, Kodak may recover from the Company an amount equal to the differ9ence between the actual number of rolls purchased and the minimum requirement.

     Effective December 8, 2005, the Company has agreed to purchase 100% of its North American requirements for photographic paper and chemicals from Fuji during the period beginning January 1, 2006 and ending June 30, 2007. The Company has agreed to purchase a minimum square footage of paper from Fuji during the period, and will be subject to a penalty on any amount by which this minimum purchase requirement exceeds the number of square feet of paper actually purchased under the supply agreement.

     The Company leases 47 locations for its Hometown Threads® business, purchased on October 22, 2004 as described in Note 14, from Wal-Mart pursuant to separate leases, the first of which was entered into on May 15, 2000. Hometown Threads® franchisees sublease all of these locations. The leases are for a term of 5 years each with the option to renew for an additional 5 years provided the Company gives Wal-Mart at least 180 days notice of the desire to renew. The sub-lessees pay rent directly to Wal-Mart, but, in the event a franchisee does not pay the rent, the Company is liable to Wal-Mart for any such unpaid rent. The amounts of these subleases not included in the table of non-cancelable leases with initial or remaining terms of more than one year at January 29, 2006 are as follows:

Fiscal Year	Amount
2006	662
2007	607
2008	482
2009	260
2010	112

Total	$2,123

     The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a materially adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

11. Redeemable Convertible Preferred Stock—Series A

     On May 3, 1999, the Company completed the sale of 15,000 shares of its Series A preferred stock to Jupiter Partners II L.P. (“Jupiter Partners”) for net cash consideration of $14.9 million ($1,000 per share). Series A preferred stockholders are entitled to receive a dividend or distribution when the Board of Directors declares a dividend or makes any other distribution to the holders of common stock. Such dividend or distribution to Series A preferred stockholders will be equal to the amount of dividend or distribution that would be paid on the common stock into which the Series A preferred stock is convertible. Any such amounts shall be paid to the holders of Series A preferred stock at the same time such dividend is paid to holders of common stock. No such dividends have been declared.

     Each share of the Series A preferred stock has voting rights equal to 125 shares of common stock, and at any time at the option of the holder, can be converted into 125 shares of the Company’s common stock, subject to adjustment for certain events. The Series A preferred stockholders shall also have the right to appoint one director to the Company’s Board of Directors.

     Upon the filing of restated articles of incorporation on December 20, 2002, the liquidation and redemption provisions of the Series A preferred stock were modified. The redemption of the Series A preferred stock by the Company is now at the option of the holders of the Series A preferred stock, rather than being mandatorily redeemable on April 30, 2011. Also, the redemption price of the Series A preferred stock and the amount payable upon certain extraordinary events will be $1,000 per share plus all declared and unpaid dividends. For the year ended January 29, 2006, the Company had no declared but unpaid dividends.

12. Stock Options and Warrants

     Stock Options—The 1996 Omnibus Long-Term Compensation Plan (the “1996 Plan”) provides for the issuance of up to 811,550 shares of the Company’s common stock. The 1996 Plan is designed to give the Board of Directors flexibility to adapt the long-term incentive compensation of key employees to changing business conditions through a variety of long-term incentive awards. Under the 1996 Plan, the Compensation Committee may approve the grant of employee Stock Options, Stock Appreciation Rights (“SARs”), Performance Restricted Stock Awards, Performance Awards, and performance units (collectively, “Awards”) to senior level employees of the Company. In addition, the 1996 Plan provides for the grant of stock options to non-employee directors upon their election to the Board and allows non-employee directors to elect to take their compensation as directors in the form of options.

     The Company has also adopted the PCA International, Inc. Stock Option Plan (the “New Option Plan”) in 1998. The purpose of the New Option Plan is to provide for certain officers, directors and key personnel of the Company and certain of its affiliates an equity-based incentive to maintain and to enhance the performance and profitability of the Company. The New Option Plan authorizes the Company to grant to participants options to purchase up to 555,000 shares of common stock. In addition to the 555,000 shares of common stock authorized under the New Option Plan, the Company’s Board of Directors authorized options to purchase up to an additional 100,000 shares of the Company’s common stock for newly hired employees, promoted employees and in recognition of outstanding employee performance. The program relating to these options is administered on substantially similar terms as the New Option Plan.

     Subject to the provisions of the New Option Plan, the option committee (the “Committee”) appointed by the Board of Directors, or any persons designated by the Committee, will have sole and complete authority to determine the participants to whom options will be granted, the number of shares to be covered by each option, the exercise price and the conditions and limitations applicable to the exercise thereof. As provided in each stock option agreement and in the New Option Plan, options become exercisable over time. Except to the extent otherwise provided in the applicable stock option agreement, each option vests ratably over 5 years.

     Warrants—In addition, in fiscal 2000 the Company issued warrants for the purchase of 254,150 shares of its common stock at an exercise price of $0.20 per share.

     Also on June 27, 2002, the Company issued warrants for the purchase of 52,460 shares of its common stock at an exercise price of $0.01 per share and 287 shares of its Series A preferred stock at an exercise price of $0.01 per share.

     At January 29, 2006, the range of exercise prices and the weighted average remaining contractual life of common stock options and warrants outstanding are as follows:

	Common Stock Options
	and Warrants Outstanding
		Weighted Average	Number of
	Number	Remaining	Common Stock Options
Exercise Prices	Outstanding	Contractual Life	and Warrants Exercisable
$0.01	52,460	4.4	52,460
$0.20	254,150	0.6	254,150
$8.00	406,800	3.0	280,550
$18.50	5,000	2.1	5,000
$26.50	186,950	3.6	118,950
$30.00	124,500	4.8	90,200

Total	1,029,860		801,310

     The weighted average fair value per option granted in fiscal 2005 was $0.   No warrants were granted in fiscal 2005.  The Company valued its stock options and warrants using the Black-Scholes option valuation method.

	January 29,	January 30,
Weighted average fair value per option	2006	2005
Assumption used:
Weighted average expected volatility	40%	N/A
Weighted average expected dividend yield	0%	N/A
Weighted average risk-free interest rate	4.45%	N/A
Weighted average expected life, in years	8.00	N/A

     Estimated volatility was based on an analysis of a comparable company because the Company’s stock is not publicly traded.

     The following table sets forth information regarding the common stock option plans and warrants:

	Number of	Weighted
	Common	Average
	Shares	Price
Options and warrants outstanding February 1, 2004	1,066,110	$14.19
Options cancelled	(9,750)	(18.44)

Options and warrants outstanding January 30, 2005	1,056,360	14.15

Options cancelled	(257,500)	(26.45)

Options granted	231,000	17.10
Options and warrants outstanding January 29, 2006	1,029,860	$11.73

13. Business Segments

     The Company has two reportable segments, Retail and Institutional. The Retail segment serves customers in retail stores in the U.S., Canada, Mexico, Germany and the U.K. The Institutional segment serves institutional markets such as church congregations.

     The Company evaluates performance based on sales and Adjusted EBITDA. The Company defines Adjusted EBITDA as income (loss) before cumulative effect of accounting change plus other expense, early extinguishments of debt, interest, taxes, depreciation and amortization. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies in Note 1 to the consolidated financial statements.

     Adjusted EBITDA is presented herein because the Company believes it to be relevant and useful to investors as it is used by management to evaluate the operating performance of the Company. Management also uses Adjusted EBITDA for planning and forecasting purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in the Company’s compensation incentive programs. Adjusted EBITDA excludes certain items, including other expense and the loss on early extinguishments of debt, which management believes are not indicative of the Company’s core operating results and are not expected to have a financial impact in the foreseeable future. Adjusted EBITDA is not a measure of financial performance under Generally Accepted Accounting Principles (“GAAP”) and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. In addition, because other companies may present items similarly titled to “Adjusted EBITDA,” but determined with differing adjustments, Adjusted EBITDA as presented herein should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. While management believes some of the items excluded from Adjusted EBITDA are not indicative of the Company’s core operating results, these items do impact the Company’s statement of operations; therefore, management utilizes Adjusted EBITDA as an operating performance measure in conjunction with a comparable GAAP measure such as net income (loss) and/or income from operations.

Business Segment Data
	Retail	Institutional	Consolidated
For the year ended January 29, 2006
Net (loss)	$(33,043)	$(1,399)	$(34,442)
Reconciling items:
Depreciation and amortization	13,950	151	14,101
Interest income	(25)	—	(25)
Interest expense	37,642	1,143	38,785
Early debt extinguishment	980	—	980

Adjusted EBITDA	$19,504	$(105)	$19,399

For the year ended January 30, 2005
Net (loss)	$(27,441)	$(2,299)	$(29,740)
Reconciling items:
Depreciation and amortization	12,642	176	12,818
Income tax provision	14,029	740	14,769
Interest income	(8)	—	(8)
Interest expense	31,368	1,099	32,467

Adjusted EBITDA	$30,590	$(284)	$30,306

For the year ended January 29, 2006
Sales	$316,153	$9,363	$325,516
Adjusted EBITDA	$19,504	$(105)	$19,399
Total assets	$159,224	$2,086	$161,310

For the year ended January 30, 2005
Sales	$313,126	$10,427	$323,553
Adjusted EBITDA	$30,590	$(284)	$30,306
Total assets	$165,786	$1,006	$166,792

Geographic Data
					Other
	United States		Canada	Mexico	Foreign	Consolidated
January 29, 2006
Sales		$283,697	$29,448	$10,466	$1,905		$325,516
Long-term assets		$121,211	$8,278	$2,525	$1,947		$133,961
Deferred tax assets	$		—	—	—	$

January 30, 2005
Sales		$287,548	$25,179	$9,359	$1,467		$323,553

14. Acquisitions, Goodwill and Intangible Assets

     At January 29, 2006, the fair value of the retail reporting unit exceeded the carrying value of that reporting unit. As a result, the Company recognized no impairments of goodwill in that fiscal year.

     On October 22, 2004, PCA LLC, a wholly-owned subsidiary of the Company, acquired certain assets and assumed certain liabilities of Hometown Threads LLC (“Hometown Threads®”) from Hirsch International Corp. The results of operations of Hometown Threads® have been included in the consolidated financial statements since that date. Pro forma results for prior periods are not considered material. Hometown Threads® is a franchisor of retail stores specializing in embroidery services and the personalization of gifts. The majority of Hometown Threads® stores are located in U.S. Wal-Mart stores. The purchase price was $1.5 million with $1.1 million paid at closing, $0.2 million to be paid under certain conditions and $0.2 million in assumed liabilities. The excess of the purchase price over the fair value of the net identifiable assets acquired, which included a trademark valued at $0.1 million, has been recorded as goodwill in the amount of $1.3 million.

     The following table sets forth the information for intangible assets not subject to amortization:

January 29,
2006
Unamortized intangible assets:
Goodwill	$53,046
Trademark	135

Total goodwill and intangible assets	$53,181

     The change in the balance of goodwill from year to year, other than goodwill recorded as a result of the Hometown Threads® business acquisition, is related entirely to foreign currency fluctuations.

15. Guarantor and Non-Guarantor Financial Statements

     On June 27, 2002, PCA LLC (the “Issuer”) and PCA Finance Corp. (the “Co-issuer”) issued an aggregate amount of $165 million of 11.875% senior notes due 2009 (the “Senior Notes”), at an offering price of 98.218%. Payment of the Senior Notes is unconditionally guaranteed, jointly and severally, by the Company and all of the Issuers’ domestic subsidiaries (other than the Co-issuer). All guarantor subsidiaries are wholly-owned. The following information has been presented in accordance with Securities and Exchange Commission rules.

PORTRAIT CORPORATION OF AMERICA, INC.
CONDENSED CONSOLIDATING BALANCE SHEET
January 29, 2006

	Parent/		Guarantor	Non-guarantor
	Guarantor	Co-issuers	Subsidiaries	Subsidiaries	Eliminations	Total
Assets:
Cash and cash equivalents			$7,759	$214		$7,973
Accounts receivable			2,438	230		2,668
Inventories			12,292	52		12,344
Deferred income taxes
Prepaid expenses and other assets			4,184	180		4,364

Total current assets			26,673	676		27,349
Investments and inter-company accounts	(137,138)	93,434	(52,928)	(15,428)	112,060
Property and equipment, net			67,546	4,463		72,009
Goodwill, intangible and other assets, net			53,335	9	3	53,347
Deferred financing costs, net			8,605			8,605

Total assets	(137,138)	93,434	103,231	(10,280)	112,063	161,310

Liabilities and shareholders’ equity (deficiency):
Short-term borrowings
Current portion of long-term debt	51,588	223,333	34			274,955
Accounts payable—trade			30,401	257		30,658
Accrued insurance			5,193			5,193
Accrued income taxes	1,930					1,930
Accrued compensation			5,156	101		5,257

PORTRAIT CORPORATION OF AMERICA, INC.
CONDENSED CONSOLIDATING BALANCE SHEET (…continued)
January 29, 2006

	Parent/		Guarantor	Non-guarantor
	Guarantor	Co-issuers	Subsidiaries	Subsidiaries	Eliminations	Total
Accrued interest	622	10,373	898			11,893
Other accrued liabilities			16,138	27		16,165

Total current liabilities	54,140	233,706	57,820	385		346,051
Long-term debt, less current portion
Deferred income taxes	(1,723)	1,723
Other liabilities	790		4,289			5,079
Series A redeemable convertible preferred stock	15,000					15,000
Total shareholders’ equity (deficiency)	(205,345)	(141,995)	41,122	(10,665)	112,063	(204,820)

Total liabilities and shareholders’ equity (deficiency)	$(137,138)	$93,434	$103,231	$(10,280)	$112,063	$161,310

PORTRAIT CORPORATION OF AMERICA, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
Fiscal Year Ended January 29, 2006

	Parent/		Guarantor	Non-guarantor
	Guarantor	Co-issuers	Subsidiaries	Subsidiaries	Eliminations	Total
Sales	$—	$—	$313,145	$12,371	$—	$325,516
Cost of sales			258,061	12,879	(2,193)	268,747

Gross profit			55,084	(508)	2,193	56,769
General and administrative			46,918	2,360	2,193	51,471

Income (loss) from operations			8,166	(2,868)	—	5,298
Interest income			25			25
Interest expense	(7,907)	(29,755)	(1,123)			(38,785)
Early extinguishment of debt			(980)			(980)

Investment income (loss) in equity of wholly-owned subsidiaries	(26,535)	3,220	(2,868)		26,183	—

Income (loss) before income taxes	(34,442)	(26,535)	3,220	(2,868)	26,183	(34,442)

Income tax benefit (provision)
Net income (loss)	$(34,442)	$(26,535)	$3,220	$(2,868)	$26,183	$(34,442)

PORTRAIT CORPORATION OF AMERICA, INC.
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
Fiscal Year Ended January 30, 2005

	Parent/		Guarantor	Non-guarantor
	Guarantor	Co-issuers	Subsidiaries	Subsidiaries	Eliminations	Total
Sales	$—	$—	$312,726	$10,827	$—	$323,553
Cost of sales	—	—	246,896	11,500	—	258,396
Gross profit	—	—	65,830	(673)	—	65,157
General and administrative	—	—	44,307	3,362	—	47,669
Income (loss) from operations	—	—	21,523	(4,035)	—	17,488
Interest income	—	—	6	2	—	8
Interest expense	(6,932)	(25,105)	(430)	—	—	(32,467)
Investment income (loss) in equity of wholly-owned subsidiaries	(12,056)	17,108	(3,991)	—	(1,061)	—
Income (loss) before income taxes	(18,988)	(7,997)	17,108	(4,033)	(1,061)	(14,971)
Income tax benefit (provision)	(10,752)	(4,059)	—	42	—	(14,769)
Net income (loss)	$(29,740)	$(12,056)	$17,108	$(3,991)	$(1,061)	$(29,740)

PORTRAIT CORPORATION OF AMERICA, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Fiscal Year Ended January 29, 2006

	Parent/		Guarantor	Non-guarantor
	Guarantor	Co-issuers	Subsidiaries	Subsidiaries	Eliminations	Total
Net cash (used in) provided by operating activities	—	$(25,624)	$13,493	$1,582		$(10,549)

Net cash used in investing activities	—	—	(11,038)	(1,892)	—	(12,930)

Net cash provided by (used in) financing activities	—	25,624	(9,401)	—	—	16,223

Effect of exchange rate changes on cash	—	—	51	—	—	51

(Decrease) in cash and cash equivalents			(6,895)	(310)		(7,205)

Cash and cash equivalents at beginning of period	—	—	14,654	524	—	15,178

Cash and cash equivalents at end of period	$—	$—	$7,759	$214		$7,973

PORTRAIT CORPORATION OF AMERICA, INC.
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
Fiscal Year Ended January 30, 2005

	Parent/		Guarantor	Non-guarantor
	Guarantor	Co-issuers	Subsidiaries	Subsidiaries	Eliminations	Total
Net cash provided by (used in) operating activities	$—	$(9,000)	$31,015	$2,153	$80	$24,248

Net cash used in investing activities	—	—	(20,630)	(1,892)	—	(22,522)

Net cash provided by (used in) financing activities	—	9,000	(287)	—	—	8,713

Effect of exchange rate changes on cash	—	—	(198)	197	(80)	(81)

Increase in cash and cash equivalents	—	—	9,900	458	—	10,358

Cash and cash equivalents at beginning of period	—	—	4,441	379	—	4,820

Cash and cash equivalents at end of period	$—	$—	$14,341	$837	$—	$15,178

16. Selected Quarterly Financial Data (unaudited)

     The following tables set forth the Company’s unaudited quarterly operating results for the eight most recent quarterly periods.

	Fiscal Quarters Ended
	May 1, 2005	July 31, 2005
Sales	$78,168	$66,900
Gross Profit	15,205	8,457
Income (loss) from operations	2,481	(2,864)
Net (loss) income	(6,076)	(12,944)

	Fiscal Quarters Ended
	October 30, 2005	January 29, 2006
Sales	$70,557	$109,891
Gross Profit	5,820	27,287
(Loss) income from operations	(7,884)	13,565
Net (loss) income	(18,560)	3,138

	Fiscal Quarters Ended
	May 2, 2004	August 1, 2004
Sales	$79,896	$68,442
Gross Profit	17,106	11,264
Income from operations	5,362	766
Net(loss) income	(1,285)	(2,127)

	Fiscal Quarters Ended
	October 31, 2004	January 30, 2005
Sales	$68,829	$106,386
Gross Profit	7,481	29,306
(Loss) income from operations	(6,305)	17,665
Net (loss) income	(34,388)	8,060

17.  Subsequent Events

Purchase agreement with Sony Electronics

     The Company entered into an agreement on April 10, 2006 with a division of Sony Electronics for the purchase of passport cameras and passport photo printing systems valued at $.4 million. The cameras and printing systems will be delivered by September 30, 2006. Costs of the cameras and printing systems are included in the per box cost of the laminated media packs (film) the Company will buy from Sony.

Discontinue traveling photography

     The Company has decided to discontinue its traveling photography to those Wal-Mart stores not currently serviced by a permanent photography studio. In fiscal 2005 and 2004 traveling photography had revenues of $14.5 million and $19.1 million, respectively. The Company does not believe this change will have a material adverse impact on its sales, profits or prospects for the future.

Failure to File 10-Q for the Period Ended April 30, 2006:

     On June 15, 2006, the Company filed with the SEC a Form 12b-25 to provide notification that it would be unable to timely file its Form 10-Q for the quarter ended April 30, 2006 because of the delay in filing this annual report and completing the related year end audit. The Form 12b-25 provides certain information regarding the Company’s expected financial results for the quarter ended April 30, 2006. The failure to timely file this Form 10-Q constituted a violation of certain covenants under the Company’s debt agreements and could result in defaults (and require corresponding waivers) under those agreements similar to those described with respect to our previous delinquent filings of Forms 10-Q. See Note 2, “Defaults under Debt Agreements.”